Exhibit 99.1

                          SUBSCRIPTION AGREEMENT OFFER
                             VALLEY COMMERCE BANCORP
                200 South Court Street,Visalia, California 93291
                                 (559) 622-9000

      The undersigned (the "Subscriber") hereby tenders this Subscription Agreement Offer as an offer to purchase the number of shares (the "Shares") of the common stock of Valley Commerce Bancorp, a California corporation (the "Company"), indicated below, subject to the terms and conditions set forth below. THESE SECURITIES ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

      Shares purchased by the Subscriber shall be registered as listed below. (If certificates are to be issued in more than one name, please specify whether ownership is to be as tenants in common, joint tenants, etc. If certificates for shares are to be issued in the name of one person for the benefit of another, please indicate whether registration should be as trustee or custodian for such other person.)

How Shares are to be Registered:                ________________________________
(Please Print)
Number of shares subscribed                     _______________
Total Purchase price at $______ per share       $______________

1. In connection with this offer to purchase, the Subscriber represents and warrants to the Company that:

      (a) The Subscriber has received and read the Prospectus dated ________, 2004 (the "Prospectus") and relied only on the information contained in the Prospectus in making a determination with respect to the purchase of the Shares;

      (b) The Subscriber has relied solely upon independent investigations made by the Subscriber or the Subscriber's duly appointed and qualified representatives in deciding to purchase the Shares. The Subscriber is not relying on the Company or its officers and directors with respect to any matters related to the Subsciber's purchase of Shares, including, but not limited to, the tax and other economic considerations in this investment;

      (c) The Subscriber, if a corporation, partnership, trust or other legal entity, is authorized and fully qualified to purchase and hold Shares; and

      (d) All of the information that the Subscriber set forth herein about the Subscriber is correct and complete.

2. The Funds received by the Company from the Subscriber and deposited as described in the Prospectus may be invested in short-term U.S. Treasury obligations without any liability by the Company to the Subscriber.

3. The Subscriber agrees that:

      (a) the Subscriber is not entitled to cancel, terminate or revoke this Subscription Agreement Offer or any part of it;

      (b) the Subscriber will not transfer or assign this Subscription Agreement Offer or any interest in it;

      (c) the Subscriber acknowledges that this Subscription Agreement Offer will not be valid, binding and enforceable until the Company expressly accepts and approves it. The Subscriber understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this or any other subscription for Shares in whole or in part at any time and for any (or no) reason as set forth in the Prospectus. In the event that this subscription is rejected in whole or in part, the Company will promptly return of the applicable portion of the subscription price to the Subscriber, crediting or debiting any gain or loss, if any, realized from the investments noted above;

      (d) If for any reason the Company terminates the offering, all subscription funds will be returned to the Subscribers pro rata, crediting or debiting any gain or loss, if any, realized from the investments noted above and without any further liability on the part of the Company; and

      (e) The Company may, in its sole discretion, reject certain subscriptions, accept certain subscriptions for a lesser number of Shares than the number noted herein or allocate Shares among subscribers, or a combination thereof.

4. The Subscriber hereby acknowledges and agrees that this Subscription Agreement Offer is irrevocable, and upon acceptance by the Company shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representative and assigns. If the Subscriber is more than one person or entity, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person or entity.

Dated: _______________________, 2004


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Signature of Subscriber                     Signature of Subscriber


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Business or Residence Street Address        Business or Residence Street Address


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City, State and                             City, State and
Zip Code                                    Zip Code

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Telephone Number                            Telephone Number


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Social Security Number or Tax               Social Security Number or Tax
Identification Number, if applicable        Identification Number, if applicable

      The Subscriber must return two (2) copies of this Subscription Agreement Offer along with an executed W-9 and the full subscription price for all shares to be purchased. Make checks payable to "Valley Commerce Bancorp Subscription Account." Please keep a copy of this document for your records. These documents and payment should be mailed to:

                             Valley Commerce Bancorp
                             200 South Court Street
                            Visalia, California 93291
                           Attention: Roy O. Estridge

ORIGINAL White and SUBSCRIPTION - Canary [Return to the Company]

SUBSCRIBER - Pink [Retain]


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